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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

March 12, 2015
Magnum Hunter Resources Corporation
777 Post Oak Blvd, Suite 650
Houston, TX 77056
Gentlemen:

        As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Magnum Hunter Resources Corporation and any amendment thereof, of (i) information relating to our reports setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of Magnum Hunter Resources Corporation as of December 31, 2014, and (ii) information relating to our reports concerning Magnum Hunter Resources Corporation's proved oil and gas quantities of Magnum Hunter Resources Corporation as of December 31, 2014. We also consent to the references to our firm contained in this Registration Statement, including under the caption "Experts."

Very truly yours,

W. Todd Brooker, P.E.
 Senior Vice President

Cawley Gillespie & Associates, Inc
Texas Registered Engineering Firm (F-693)

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS